As amended at Directors Meeting 9/19/01

BY-LAWS
of
THE NARRAGANSETT ELECTRIC COMPANY

ARTICLE I
MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings.

The annual meeting of the stockholders for the election of directors and the transaction of such business as may come before the meeting shall be held on the third Wednesday in March, in each year, within or without Rhode Island as the president or a majority of the directors may designate. If the third Wednesday in March shall in any year be a legal holiday, the annual meeting of the stockholders shall be held on the first business day next succeeding.

Section 2. Special Meetings.

Except as otherwise provided in the terms of the Preferred Stock, special meetings of the stockholders shall be called by the Secretary or the Assistant Secretary, or by any other officer designated by the Board of Directors for that purpose, upon the written request of (1) the President, (2) any three members of the Board of Directors, or (3) the holders of not less than one-tenth of the stock entitled to vote at the meeting. Special meetings of the stockholders shall be held within or without Rhode Island, or at such other place as the Board of Directors may from time to time designate.

Section 3. Notice of Meeting.

Except as otherwise provided in the terms of the Preferred Stock, notice of the time and place of the annual and of each special meeting of the stockholders shall be given to each stockholder entitled to vote thereat by the Secretary, or by some other officer designated by the Board of Directors for that purpose, by mailing the same, postage prepaid, addressed to such stockholder at his post-office address as it appears on the books of the Company, at least ten days before such meeting. The notice shall contain a brief statement of the business to be brought before the meeting; and no other business except that specified shall be acted upon at such meeting. The validity of any meeting of the stockholders or of any action or proceeding at any such meeting shall not be impaired by reason of a failure to give notice as aforesaid if it shall have been endeavored in good faith to give notice in substantial compliance with the requirements of this section.

Section 4. Quorum.

Except as otherwise provided in the terms of the Preferred Stock, the holders for the time being of a majority of the stock outstanding and entitled to vote upon a question to be considered at the meeting, as shown by the books of the Company, present in person or by proxy, shall constitute a quorum for the consideration of such question, but the holders of less than a majority may constitute a quorum for the purpose of adjourning a meeting from time to time to such time and place as they shall decide. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, the charter, these by-laws or the terms of the Preferred Stock, decide any question brought before such meeting.

Section 5. Adjournments.

Except as otherwise provided in the terms of the Preferred Stock, any meeting, whether annual or special, may be adjourned to a definite time and place by the stockholders entitled to vote and present in person or by proxy at such meeting although less than a quorum; any meeting held by adjournment may be further adjourned in the same manner from time to time; and no notice of any such adjournment need be given. Any business which might have been transacted at any meeting on the date for which such meeting was called may be transacted on any date to which such meeting may be adjourned.

Section 6. Right to Vote and Proxies.

Except as otherwise provided in the terms of the Preferred Stock, at all meetings of the stockholders each share of the stock entitled to vote thereat shall entitle the person registered as the holder thereof on the books of the Company to one vote; stockholders may vote in person or by written proxy, but no vote by proxy shall be received at any meeting until the instrument authorizing the proxy is filed with the Secretary of the Company or, in case of his absence, with the secretary of the meeting.

ARTICLE II
DIRECTORS

Section 1. Election.

A board of not less than five, a majority of whom shall be citizens of the United States, shall be chosen by ballot at the annual meeting of stockholders or at the special meeting held in place thereof, or as provided in the terms of the Preferred Stock. The number of directors for each corporate year shall be fixed by vote at the meeting at which they are elected but the stockholders may, at any special meeting held for the purpose during any such year, increase or decrease (within the limit above specified) the number of directors as thus fixed, and elect new directors to complete the number so fixed, or remove directors to reduce the number of directors to the number so fixed; provided, however, that so long as the holders of Preferred Stock are entitled to elect directors under the terms of the Preferred Stock the number of such directors shall be fixed in accordance with the terms of the Preferred Stock. The number of directors may be increased or decreased to a number no less than five and no more than nine by the directors at any time by a vote of a majority of the directors then in office until the next annual meeting or special meeting in lieu of such annual meeting, provided, however, that the directors may only eliminate vacancies existing by reason of the death, resignation, removal, or disqualification of one or more directors. No director need be a stockholder. Subject to law, to the charter, to the terms of the Preferred Stock and to the other provisions of these by-laws, each director shall hold office until the next annual meeting of the stockholders and until his successor is chosen and qualified.

Section 2. Powers.

The Board of Directors shall have, and may exercise all the powers of the Company, except such as are conferred upon the stockholders by law, by the charter, by the terms of the Preferred Stock and by these by-laws.

Section 3. Removals and Vacancies.

The stockholders generally entitled to vote may, at any special meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and generally entitled to vote, remove any director elected by the stockholders generally entitled to vote, and may elect a successor. If the office of any director, one or more, elected by the stockholders generally entitled to vote, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the stockholders generally entitled to vote may elect a successor or successors, or the remaining directors so elected, though less than a quorum, may choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term. Any removal of a director elected by Preferred Stockholders shall be made, and any vacancy in the office of such a director shall be filled, as provided in the terms of the Preferred Stock.

Section 4. Meetings.

Regular meetings of the Board of Directors may be held at such places and at such times as the board may by vote from time to time determine, and if so determined, no notice thereof need be given. A regular meeting of the Board of Directors may be held without notice immediately after, and at the same place as the annual meeting of the stockholders, or the special meeting of the stockholders held in place of such annual meeting.

Special meetings of the Board of Directors may be held at any time and at any place when called by the president, treasurer or two or more directors, reasonable notice thereof being given to each director, or at any time without call or formal notice, provided all the directors are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a director to send notice by mail or telegram at least forty-eight hours before the meeting, addressed to him at his usual or last known business or residence address.

Section 5. Quorum.

A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. Except as otherwise provided, when a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.

ARTICLE III
OFFICERS

Section 1. Enumeration.

The officers of the Company shall be a President, a Treasurer and a Secretary and such other officers as the Board of Directors may from time to time appoint. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office.

The Board of Directors at its first meeting and thereafter at its first meeting after each annual election of the Board of Directors, or at a special meeting called for the purpose, shall elect a President, a Treasurer and a Secretary. The Board may at any meeting appoint such other officers as it may deem best. The President shall be chosen from among the members of the Board of Directors but no other officer need be a director and no officer need be a stockholder.

The President, Treasurer and Secretary shall hold office, unless sooner removed, until the first meeting of the Board of Directors after the next annual meeting of the stockholders and until their successors are chosen. Any of said officers may, however, be removed from office at any time by the election of a successor. All other officers appointed by the Board of Directors shall hold office during the pleasure of the Board and, subject to removal, the term of office shall be such as the Board of Directors shall prescribe. Vacancies in any office may be filled for the unexpired term at any regular or special meeting of the Board. In case of the temporary absence or disability of any officer, the directors may appoint a substitute to perform the duties of such officer during his absence or disability and such appointment shall be conclusive evidence of the authority of such officer.

ARTICLE IV
POWERS AND DUTIES OF OFFICERS

Section 1. The Chairman of the Board of Directors.

If the Board of Directors shall appoint a Chairman of the Board of Directors, he shall preside at all meetings of the Board of Directors at which he is present and shall also have, exercise and perform such other powers and duties as may be assigned to him from time to time by the Board of Directors.

Section 2. The President.

The President shall submit reports of the operation and condition of the Company to the Board of Directors and to the stockholders from time to time as the Board or the stockholders may require and shall have power to require all officers and employees of the Company to make reports to him from time to time as to any matter within the powers or duties of such officer or agent. He shall also have, exercise and perform such other powers and duties as may properly belong to his office or as may be assigned to him herein or from time to time by the Board of Directors.

Section 3. Treasurer.

The Treasurer shall have general charge and supervision of all receipts and disbursements of the Company and shall act as custodian of its funds. He shall provide and arrange for the keeping of books of account, shall be the custodian of all books and papers relating to the financial and commercial affairs of the Company, shall see to the deposit of all moneys in the name and to the credit of the Company in such depositaries as may be designated by the Board of Directors, and shall render to the Board of Directors at the regular meetings, and whenever else it may require, an account of all his transactions as Treasurer and of the financial condition of the Company. The Treasurer shall give a bond for the faithful discharge of his duties in such sum, with such sureties and containing such provisions as the Board of Directors may require, the expenses of such bond, however, to be paid by the Company. The Treasurer shall have, exercise and perform such other powers and duties as may be assigned to him herein or from time to time by the Board of Directors.

Section 4. The Secretary.

The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the minutes of all proceedings in books kept for that purpose. He shall give notice of all meetings of the stockholders and of the Board of Directors except as otherwise provided by the by-laws or by the Board of Directors. He shall have the custody of all deeds, contracts, agreements and other papers except as otherwise provided by the by-laws or by the Board of Directors and he shall have the custody of the seal of the Company and shall affix it to any instrument requiring the same except as otherwise provided by the Board of Directors. He shall have, exercise and perform such other powers and duties as may be assigned to him herein or from time to time by the Board of Directors. In case of the absence, disability or failure to act of the Secretary at any meeting, the Board of Directors or the stockholders, as the case may be, may elect a temporary secretary to record the minutes of such meeting unless there is an assistant secretary charged with so doing who shall be present at such meeting.

Section 5. General Manager.

If the Board of Directors shall appoint a General Manager, he shall, under the supervision of the President and the Board of Directors, have such powers and perform such duties as are herein specified and as may be assigned to him by the President or by the Board of Directors.

Section 6. Vice Presidents, Assistant Treasurers and Assistant Secretaries.

If the Board of Directors shall appoint one or more Vice Presidents, Assistant Treasurers or Assistant Secretaries, they shall, under the supervision of the President and the Board of Directors, respectively, have such powers and perform such duties as are herein specified and as may be assigned to them respectively by the President or by the Board of Directors.

Section 7. Deposits, Endorsements and Receipts.

All notes, bills of exchange, drafts, checks and other obligations for the payment of money, which may be received by the Company, shall be endorsed for collection and deposited in banks by the Treasurer or an Assistant Treasurer. All endorsements for transfer of notes, bills of exchange, drafts and other obligations for the payment of money, however, must, unless the Board of Directors shall, generally or in a special case, otherwise provide, be signed by the Treasurer or an Assistant Treasurer or Auditor and countersigned by the President, a Vice President or General Manager. All deposits to the credit of the Company shall be made in such banks or depositaries as the Board of Directors may designate. In making deposits to the credit of the Company a rubber stamp may be used in endorsing for deposit.

Section 8. Execution of Promissory Notes, etc.

All promissory notes, drafts, acceptances, orders and other obligations of the Company for the payment of money, including checks, shall be signed by the Treasurer, an Assistant Treasurer or Auditor, and countersigned by the President, a Vice President or General Manager, unless, generally or in a particular case, the Board of Directors shall otherwise order or provide.

Section 9. Execution of Conveyances.

Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all mortgages, leases, deeds and other conveyances of the real estate of the Company and agreements requiring or authorizing such mortgages, leases, deeds or conveyances shall be executed by any officer of the Company.

Section 10. Provisions for Signature of Certain Instruments in Special Cases.

For the purpose of facilitating the execution of bonds, stock certificates or other securities issued by the Company, the Board of Directors may appoint one or more persons (who need not be members of the board) each bearing the title "Vice President" and having the power to sign such bonds, stock certificates and other securities and in like manner the Board of Directors may appoint one or more persons (who need not be members of the board) each bearing the title "Assistant Treasurer" and having power to sign such bonds, stock certificates and other securities.

ARTICLE V
STOCK

Section 1. Stock Certificates.

Every holder of stock of the Company shall be entitled to a certificate or certificates under the seal of the Company, signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, certifying to his property in the number of shares owned by him in the Company and designating the class of stock to which such shares belong; provided, however, that when any such certificate is signed by a transfer agent or assistant transfer agent or by a transfer clerk, acting on behalf of the Company, or a registrar, the signature of any such officer and the seal of the Company upon such certificate may be facsimilies, engraved or printed. The fact that an officer signing has ceased to be an officer of the Company, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Company shall not invalidate any such certificate.

Section 2. Transfer of Stock.

Transfers of stock shall be made only in the manner prescribed by the laws of the State of Rhode Island and, except as otherwise provided in the terms of the Preferred Stock upon a purchase of Preferred Stock by the holder of a majority of the Common Stock, only upon the delivery and surrender of the stock certificate, endorsed as by law required to transfer title, or accompanied by written assignment or power of attorney to sell, assign or transfer the same or the shares represented thereby, properly executed; but the person registered on the books of the Company as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, and except only as may be required by law, may in all respects be treated by the Company as the exclusive owner thereof. The Board of Directors may close the transfer books for a period not exceeding thirty (30) days preceding any meeting of the stockholders or the day appointed for the payment of a dividend upon the stock. In lieu of closing the transfer books preceding any meeting of the stockholders or the day appointed for the payment of a dividend upon the stock, the Board of Directors may determine a day, not more than 45 days preceding said meeting or said dividend payment date, as of which the stockholders of record shall be entitled to vote or to the payment of such dividend irrespective of any transfers of shares between such day of record and such dividend payment date.

Section 3. Transfer Agent and Registrar.

The Board of Directors may in their discretion at any time appoint transfer agents or registrars, or both, for any class or series of stock of the Company and may from time to time remove them. No certificate of stock of the Company issued while there is a transfer agent therefor shall be valid unless countersigned by such transfer agent and no certificate of stock of the Company issued while there is a registrar therefor shall be valid unless registered by such registrar.

Section 4. Loss of Certificates.

In case of the alleged loss, destruction or theft by the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such reasonable terms as the Board of Directors may prescribe.

ARTICLE VI
FISCAL YEAR

Except as from time to time otherwise provided by the board of directors, the fiscal year of the Company shall begin on April first of each year.

ARTICLE VII
CORPORATE SEAL

The seal of the Company shall consist of a circular device having the words and figures "The Narragansett Electric Company, Incorporated 1926, Rhode Island" engraved or embossed thereon.

ARTICLE VIII
WAIVER OF NOTICE

Except for notice to be given to holders of Preferred Stock while they are entitled to elect directors under the terms of the Preferred Stock, notice of the time, place and purpose of any meeting of the stockholders or directors may be waived in writing by any stockholder or director either before or after such meeting.

ARTICLE IX
AMENDMENTS

These by-laws may be amended, altered, or repealed at any meeting of the stockholders provided notice of the proposed amendment, alteration, or repeal is given in the notice of said meeting. These may also be altered, amended, or repealed by vote of a majority of the directors then in office, except that the directors shall not take any action which provides for indemnification of directors nor any action to amend this Article IX, and except that the directors shall not take any action unless permitted by law.

Any by-law so altered, amended, or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner.